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                      AGENCY/MARKETING RIGHTS AGREEMENT

        This Agreement is entered into as of the Effective Date (defined below), by and between Natural Gas Ventures, L.L.C. ("Ventures"), a Louisiana limited liability company, and Goodrich Petroleum Corporation ("Goodrich"), a Delaware corporation, which declare and agree as follows:

1.      REPRESENTATIONS.

                1.1 Ventures has entered into a Natural Gas Joint Venture Agreement (the "Joint Venture Agreement"), dated as of June 1, 1994, with Seaber Corporation of Louisiana ("Seaber"), pursuant to which Seaber has agreed to provide natural gas marketing services to Ventures with respect to natural gas owned or controlled by Ventures. A copy of the Joint Venture Agreement is attached hereto as Exhibit A.

                1.2 Goodrich owns or controls natural gas production which Goodrich desires to place under the control of Ventures for the purpose of marketing such natural gas production under the Joint Venture Agreement with Seaber.

                1.3 Ventures desires to represent Goodrich by placing Goodrich's natural gas under the Joint Venture Agreement with Seaber.

2.      AGENCY.

                2.1 Subject to the terms and provisions herein contained, Goodrich hereby designates Ventures as its agent and attorney-in-fact for the purpose of marketing specified volumes of Goodrich's natural gas pursuant to the Joint Venture Agreement with Seaber.

3.      TERM.

                3.1 This Agreement shall commence as of the Effective Date, that being the date upon which the Agreement and Plan of Merger between La/Cal Energy Partners, Goodrich, Patrick Petroleum Company and Goodrich Acquisition, Inc. becomes effective. This Agreement shall terminate upon the earlier to occur of (1) the termination of the Joint Venture Agreement or (2) Goodrich giving Ventures sixty (60) days' prior written notice of its intent to terminate this Agreement. No termination of this Agreement shall affect or impair any rights or obligations under gas sales or purchase agreements which are in existence as of the time this Agreement is terminated.

4.      QUANTITIES/VOLUMES OF NATURAL GAS.

                4.1 Goodrich shall, from time to time, identify natural gas production which is owned or controlled by Goodrich and which is to be covered by this Agreement in Exhibit B, attached hereto. Such volumes of natural gas identified on Exhibit B shall be hereafter











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referred to as "Contributed Volumes." Goodrich may amend or modify Exhibit B at any time and from time to time to add additional volumes or to remove existing volumes of natural gas. Notice of any such amendments or modifications shall be given in writing by Goodrich to Ventures and shall be effective ten (10) days after receipt by Ventures. No amendment or modification of the Contributed Volumes shall affect or impair any rights or obligations under gas sales or purchase agreements which are in existence as of the time of the amendment or modification.

5.      CONTRACTING.

        5.1 Goodrich shall submit to Ventures an approved list of qualified buyers of the Contributed Volumes, which shall be incorporated herein as Exhibit C. Goodrich may amend or modify the approved list of buyers at any time and from time to time, by giving written notice thereof to Ventures. Ventures, through the Joint Venture Agreement, shall arrange for the sale of the Contributed Volumes to buyers from the approved list, and shall execute contracts, issue nomination notices, transportation nominations and dispatching communications, shall request transportation rate discounts when appropriate, and shall cause deliveries of gas to be made in order to fulfill such arrangements for the sale of the Contributed Volumes.

        5.2 In the event Ventures is unable to arrange for the sale of any portion of the Contributed Volumes, Ventures will give written notice thereof to Goodrich as soon as possible under the circumstances. In such event, Ventures will have no liability or responsibility to Goodrich for that portion of the Contributed Volumes which Ventures is unable to arrange for sale.

6.      TRANSPORTATION.

        6.1 Ventures, through the Joint Venture Agreement, shall enter into all necessary transportation agreements in order to effect the receipt and delivery of the Contributed Volumes. Goodrich will provide Ventures with any necessary approvals to allow transportation of the Contributed Volumes. Goodrich and Ventures will work together to ensure that actual deliveries fall within the transporting pipelines' operating tolerance for assessing scheduling and imbalance penalties. The party causing or having notice of any change in the dispatched quantities of gas will immediately notify the other party of the variances and the parties shall work together to attempt to eliminate any imbalances within the time period allowed for cure under the applicable pipeline tariffs. Goodrich shall pay or reimburse Ventures for any scheduling or imbalance penalty for which Ventures is liable under the Joint Venture Agreement, unless such penalty results from the negligence of Ventures.

7.      MEASUREMENT.

        7.1 The Contributed Volumes shall be measured by Goodrich or Goodrich's representative, at the receipt point(s) in accordance with approved industry practices.


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8.      BILLINGS AND PAYMENT.

                8.1    Ventures will pay Goodrich for the Contributed Volumes
        actually delivered within      days after the receipt of Goodrich's
        invoice, but not earlier than the     day of the [second] month
        following the month of delivery. If the payment date falls on a Saturday, Sunday or other legal holday, payment will be made on the next business day.

9.      MARKETING FEE.

                9.1 Goodrich shall pay or reimburse Ventures for the marketing fee charged by Seaber under the Joint Venture Agreement, that being a fee in the amount of three quarters of one percent (0.0075) of the price paid per MMBtu for each MMBtu of Contributed Volumes actually delivered under this Agreement.

10.     PROFIT SHARING.

                10.1 Pursuant to paragraph 11 and 12 of the Terms and Conditions to the Joint Venture Agreement, Ventures has certain rights to share in the profit of Seaber on a calendar year basis (the "Profit Sharing"). In the event Goodrich has contributed volumes of natural gas to this Agreement during the month of December in an applicable calendar year, Goodrich will be entitled to participate in any Profit Sharing revenues received by Ventures for such calendar year. Goodrich's participation interest in such Profit Sharing revenues will be determined by a fraction, the numerator of which shall be the total Contributed Volumes of gas actually delivered by Goodrich during the applicable calendar year and the denominator of which shall be the total volume of gas marketed by Seaber during the applicable year. Goodrich's share of any such Profit Sharing revenues shall be paid to Goodrich within thirty (30) days after the Profit Sharing revenues are received by Ventures. In the event Goodrich does not contribute volumes of natural gas to this Agreement during the month of December in an applicable year, Goodrich shall not be entitled to participate in the Profit Sharing revenues.

11.    EQUITY CONVERSION.

                11.1 Pursuant to paragraph 13 of the Terms and Conditions to the Joint Venture Agreement, Ventures has certain rights to convert accrued but unpaid profits (the "Receivable") into common stock of Seaber ("Common Stock"). As between Ventures and Goodrich, Ventures shall have the sole right to determine whether to convert the Receivable to Common Stock. In the event Ventures has the right to and elects to convert to Common Stock and in the event Goodrich has contributed volumes of natural gas to this Agreement during the last month of deliveries under the Joint Venture Agreement, Goodrich will be entitled to receive a proportionate share of such Common Stock actually received by Ventures. Goodrich's proportionate share of the Common Stock will be determined by a fraction, the numerator of which shall be the total Contributed Volumes actually delivered by Goodrich during the term of this Agreement and the denominator of which shall be the total volumes of gas marketed by Seaber during the term of the Joint Venture Agreement.







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        Goodrich's share of any such Common Stock shall be delivered to
        Goodrich within thirty (30) days after the Common Stock is received by Ventures. In the event Goodrich does not contribute volumes of natural gas to this Agreement during the last month of deliveries under the Joint Venture Agreement, Goodrich will not be entitled to receive any Common Stock.

                11.2 In the event Ventures does not elect to convert the Receivable into Common Stock and in the event Goodrich contributes volumes of natural gas to this Agreement during the last month of deliveries under the Joint Venture Agreement, Goodrich will be entitled to participate in the Receivable, if and when received by Ventures. Goodrich's proportionate share of the Receivable will be determined by a fraction, the numerator of which shall be the total Contributed Volumes actually delivered by Goodrich during the term of this Agreement and the denominator of which shall be the total volume of gas marketed by Seaber during the term of the Joint Venture Agreement. Goodrich's share of the Receivable shall be paid to Goodrich within thirty (30) days after the Receivable is received by Ventures. In the event Goodrich does not contribute volumes of natural gas to this Agreement during the last month of deliveries under the Joint Venture Agreement, Goodrich will not be entitled to receive any portion of the Receivable.

12.     ASSIGNMENT.

                12.1 This Agreement may not be assigned by either party without the express written consent of the other party.

13.     CONFIDENTIALITY.

                13.1 The terms of this Agreement, and all information between the parties hereto, shall be kept confidential, except as necessary to effect transportation or as required by law, regulation or order of any governmental authority.

14.     INDEMNIFICATION.

                14.1 Goodrich agrees to indemnify Ventures and save Ventures harmless from all suits, actions, debts, accounts, damages, losses and expenses arising from or out of adverse claims of any or all persons to the Contributed Volumes or to royalties, taxes, license fees or other charges which are applicable to the Contributed Volumes before title thereto passes from Goodrich to Ventures or other buyers or which are applicable to the passage of title from Goodrich to Ventures or other buyers.

15.     APPLICABLE LAW.

                15.1 This Agreement, and all terms and provisions contained herein, and the respective obligations of the parties, are subject to valid laws, orders, notes and regulations of duly constituted authorities having jurisdiction and shall be governed by and interpreted in accordance with the laws of the State of Louisiana.

























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16.     FORCE MAJEURE.

                16.1 Neither Goodrich nor Ventures shall be liable in damages to the other for any interruption in the delivery or receipt of gas hereunder which is occasioned by, or in consequences of, any acts of God, strikes, lockouts, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of rulers of peoples, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, temporary interruption of gas supply, interruption of service under any transportation agreement affecting this Agreement, the binding order of any court or governmental authority, or any other cause which would prevent either party from performing its obligations under the terms of this Agreement, whether of the kind herein enumerated or otherwise, not within the control of the party claiming suspension and which, by the exercise of due diligence, it is unable to prevent or overcome. Such causes or contingencies affecting performance shall not relieve Goodrich or Ventures of liability in the event of failure of either to use due diligence to remedy the situation and remove the cause in an adequate manner and with all reasonable dispatch, nor shall such cause or contingencies relieve either party from its obligations to make payments of amounts then due hereunder.

17.     ENTIRE AGREEMENT.

                17.1 This Agreement and the exhibits attached hereto constitute the entire agreement between the parties. No promises, agreements or warranties in addition to the Agreement shall be deemed a part hereof, nor shall any alteration or amendment of this Agreement be effective unless the Agreement is amended in writing.

                IN WITNESS WHEREOF, the undersigned intending to be legally bound, have executed this Agreement as of the ____ day of _______, 1995.



                                          Natural Gas Ventures, L.L.C.


                                          By:
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                                          Name:
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                                          Title:
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                                          Goodrich Petroleum Corporation


                                          By:
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                                          Name:
                                                 ------------------------------
                                          Title:
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